Exhibit 99.1

Equity Residential Reports First Quarter 2011 Results

Same Store Revenues Increase 4.0%

CHICAGO--(BUSINESS WIRE)--April 27, 2011--Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2011. All per share results are reported on a fully-diluted basis.

"As expected, fundamentals continued to improve across all of our markets during the first quarter. With high occupancy and low net exposure heading into our primary leasing season, 2011 should produce solid growth in operations,” said David J. Neithercut, Equity Residential’s President and CEO. “We currently expect to achieve same store growth in net operating income in the upper half of our guidance range. However, we have accelerated the disposition pace of non-core assets as a result of the strong demand for apartment properties and sold more than $500 million of assets in April. The incremental dilution from this accelerated activity will likely keep Normalized FFO for the year near the mid-point of our guidance.”

First Quarter 2011

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the first quarter of 2011 was $0.56 per share compared to $0.49 per share in the first quarter of 2010.

For the first quarter of 2011, the company reported Normalized FFO of $0.56 per share compared to $0.51 per share for the same period of 2010. The difference is due primarily to:

  A positive impact of approximately $0.06 per share from higher property net operating income (NOI) from the company’s same store portfolio;
  A positive impact of approximately $0.04 per share of NOI from lease-up activity and other non-same store property operations;
  A negative impact of approximately $0.02 per share from higher debt costs, excluding debt extinguishment costs; and
  A negative impact of approximately $0.03 per share due to dilution from share issuance to fund investment activity and various other items.

The company reports Normalized FFO in order to more accurately reflect the company’s operating performance. Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 5 and 24 of this release and the company has included guidance for Normalized FFO on page 23 of this release.

For the first quarter of 2011, the company reported earnings of $0.42 per share compared to $0.18 per share in the first quarter of 2010. The difference is due primarily to higher gains from property sales in 2011.

Same Store Results

On a same store first quarter to first quarter comparison, which includes 112,363 apartment units, revenues increased 4.0%, expenses decreased 1.0% and NOI increased 7.3%.

Acquisitions/Dispositions

During the first quarter of 2011, the company acquired two apartment properties with a total of 521 apartment units for an aggregate purchase price of $139.0 million at a weighted average capitalization (cap) rate of 5.7%. The company also acquired a 97,000 square foot commercial building adjacent to its Harbor Steps apartment property in downtown Seattle, at a purchase price of $11.8 million, for potential redevelopment.

During the quarter, the company sold 12 consolidated properties, consisting of 2,731 apartment units, for an aggregate sale price of $261.8 million at a weighted average cap rate of 6.7% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 10.8%.

At-The-Market (ATM) Share Offering Program

During the first quarter of 2011, the company issued approximately 3.0 million common shares at an average price of $50.84 per share for total consideration of approximately $154.5 million. The company has not issued any shares under this program since January 13, 2011 and currently has 10 million shares available for future issuance under this program. The company will use the proceeds from share sales primarily to fund its investment activity, including development, and to fund debt repayment.

Second Quarter 2011 Guidance

The company has established a Normalized FFO guidance range of $0.57 to $0.61 per share for the second quarter of 2011. The difference between the company’s first quarter 2011 Normalized FFO of $0.56 per share and the midpoint of the second quarter guidance range of $0.59 per share is primarily due to:

  A positive impact of approximately $0.04 per share from higher same store and lease-up property NOI in the second quarter of 2011;
  A positive impact of approximately $0.02 per share from lower debt costs and various other items; and
  A negative impact of approximately $0.03 per share from dilution from 2011 transaction activity.

Second Quarter 2011 Conference Call

Equity Residential expects to announce second quarter 2011 results on Wednesday, July 27, 2011 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, July 28, 2011.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 442 properties located in 17 states and the District of Columbia, consisting of 127,711 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, April 28, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2011	2010
REVENUES
Rental income	$518,817	$462,577
Fee and asset management	1,806	2,422

Total revenues	520,623	464,999

EXPENSES
Property and maintenance	128,357	120,203
Real estate taxes and insurance	56,024	55,575
Property management	22,381	20,492
Fee and asset management	948	1,958
Depreciation	167,968	146,042
General and administrative	11,435	10,721

Total expenses	387,113	354,991

Operating income	133,510	110,008

Interest and other income	972	2,220
Other expenses	(2,164)	(4,383)
Interest:
Expense incurred, net	(121,376)	(114,111)
Amortization of deferred financing costs	(3,023)	(2,996)

Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of unconsolidated entities
and discontinued operations	7,919	(9,262)
Income and other tax (expense) benefit	(192)	(159)
(Loss) from investments in unconsolidated entities	-	(464)
Net gain on sales of unconsolidated entities	-	478
Income (loss) from continuing operations	7,727	(9,407)
Discontinued operations, net	125,339	67,263
Net income	133,066	57,856
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(5,775)	(2,623)
Partially Owned Properties	40	250
Net income attributable to controlling interests	127,331	55,483
Preferred distributions	(3,466)	(3,620)
Net income available to Common Shares	$123,865	$51,863

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.01	$(0.04)
Net income available to Common Shares	$0.42	$0.18
Weighted average Common Shares outstanding	292,895	280,645

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.01	$(0.04)
Net income available to Common Shares	$0.42	$0.18
Weighted average Common Shares outstanding	310,467	280,645

Distributions declared per Common Share outstanding	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2011	2010

Net income	$133,066	$57,856
Adjustments:
Net (income) loss attributable to Noncontrolling Interests –
Partially Owned Properties	40	250
Depreciation	167,968	146,042
Depreciation – Non-real estate additions	(1,438)	(1,693)
Depreciation – Partially Owned and Unconsolidated Properties	(750)	11
Net (gain) on sales of unconsolidated entities	-	(478)
Discontinued operations:
Depreciation	1,395	6,692
Net (gain) on sales of discontinued operations	(123,754)	(60,036)
Net incremental gain on sales of condominium units	395	388

FFO (1) (3)	176,922	149,032

Adjustments (see page 22 for additional detail):
Asset impairment and valuation allowances	-	-
Property acquisition costs and write-off of pursuit costs (other expenses)	2,164	4,383
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	2,063	2,872
(Gains) losses on sales of non-operating assets, net of income and other
tax expense (benefit)	(376)	(367)
Other miscellaneous non-comparable items	(2,100)	(2,000)

Normalized FFO (2) (3)	$178,673	$153,920

FFO (1) (3)	$176,922	$149,032
Preferred distributions	(3,466)	(3,620)

FFO available to Common Shares and Units - basic (1) (3) (4)	$173,456	$145,412

FFO available to Common Shares and Units - diluted (1) (3) (4)	$173,456	$145,565

FFO per share and Unit - basic	$0.57	$0.49

FFO per share and Unit - diluted	$0.56	$0.49

Normalized FFO (2) (3)	$178,673	$153,920
Preferred distributions	(3,466)	(3,620)

Normalized FFO available to Common Shares and Units - basic (2) (3) (4)	$175,207	$150,300

Normalized FFO available to Common Shares and Units - diluted (2) (3) (4)	$175,207	$150,453

Normalized FFO per share and Unit - basic	$0.57	$0.51

Normalized FFO per share and Unit - diluted	$0.56	$0.51

Weighted average Common Shares and Units outstanding - basic	306,248	294,450

Weighted average Common Shares and Units outstanding - diluted	310,467	297,286

Note: See page 22 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 24 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Investment in real estate
Land	$4,107,769	$4,110,275
Depreciable property	15,279,033	15,226,512
Projects under development	97,151	130,337
Land held for development	211,968	235,247
Investment in real estate	19,695,921	19,702,371
Accumulated depreciation	(4,424,078)	(4,337,357)
Investment in real estate, net	15,271,843	15,365,014

Cash and cash equivalents	306,072	431,408
Investments in unconsolidated entities	3,533	3,167
Deposits – restricted	309,605	180,987
Escrow deposits – mortgage	12,087	12,593
Deferred financing costs, net	39,182	42,033
Other assets	133,007	148,992
Total assets	$16,075,329	$16,184,194

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,583,545	$4,762,896
Notes, net	5,092,967	5,185,180
Lines of credit	-	-
Accounts payable and accrued expenses	80,385	39,452
Accrued interest payable	71,972	98,631
Other liabilities	260,873	304,202
Security deposits	60,784	60,812
Distributions payable	106,020	140,905
Total liabilities	10,256,546	10,592,078

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	416,334	383,540

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares issued
and outstanding as of March 31, 2011 and December 31, 2010	200,000	200,000
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 294,522,273 shares issued
and outstanding as of March 31, 2011 and 290,197,242
shares issued and outstanding as of December 31, 2010	2,945	2,902
Paid in capital	4,898,435	4,741,521
Retained earnings	228,092	203,581
Accumulated other comprehensive (loss)	(50,634)	(57,818)
Total shareholders' equity	5,278,838	5,090,186
Noncontrolling Interests:
Operating Partnership	115,924	110,399
Partially Owned Properties	7,687	7,991
Total Noncontrolling Interests	123,611	118,390
Total equity	5,402,449	5,208,576
Total liabilities and equity	$16,075,329	$16,184,194

Equity Residential
Portfolio Summary
As of March 31, 2011

				% of Total	% of	Average
			Apartment	Apartment	Stabilized	Rental
	Markets	Properties	Units	Units	NOI	Rate (1)

1	New York Metro Area	28	8,290	6.5%	12.8%	$ 2,878
2	DC Northern Virginia	31	10,393	8.1%	12.2%	1,903
3	South Florida	39	13,094	10.3%	9.3%	1,344
4	Los Angeles	39	8,311	6.5%	8.1%	1,708
5	Boston	29	6,007	4.7%	7.5%	2,222
6	Seattle/Tacoma	43	9,843	7.7%	7.0%	1,315
7	San Francisco Bay Area	33	6,194	4.9%	5.7%	1,713
8	San Diego	14	4,963	3.9%	5.3%	1,799
9	Denver	23	7,967	6.2%	4.8%	1,050
10	Phoenix	35	10,405	8.1%	4.7%	857
11	Orlando	26	8,042	6.3%	4.2%	991
12	Suburban Maryland	16	4,660	3.7%	3.9%	1,456
13	Orange County, CA	11	3,490	2.7%	3.2%	1,545
14	Inland Empire, CA	11	3,639	2.8%	2.8%	1,381
15	Atlanta	18	5,713	4.5%	2.8%	964
16	All Other Markets (2)	44	11,895	9.3%	5.7%	990

	Total	440	122,906	96.2%	100.0%	1,473

	Military Housing	2	4,805	3.8%	-	-

	Grand Total	442	127,711	100.0%	100.0%	$ 1,473

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the month of March 2011.

(2) All Other Markets - Each individual market is less than 2.0% of stabilized NOI.

Note: Projects under development are not included in the Portfolio Summary until construction has been completed, at which time they are included at their projected stabilized NOI.

Equity Residential

Portfolio as of March 31, 2011

		Apartment
	Properties	Units

Wholly Owned Properties	417	118,078
Partially Owned Properties - Consolidated	23	4,828
Military Housing	2	4,805

	442	127,711

Portfolio Rollforward Q1 2011
($ in thousands)

			Apartment	Purchase/
		Properties	Units	(Sale) Price	Cap Rate

	12/31/2010	451	129,604

Acquisitions:
Rental Properties - Consolidated		2	521	$139,018	5.7%
Other (1)		-	-	$11,750	-
Dispositions:
Rental Properties - Consolidated		(12)	(2,731)	$(261,771)	6.7%
Completed Developments		1	250
Configuration Changes		-	67

	3/31/2011	442	127,711

(1) Represents the acquisition of a 97,000 square foot commercial building adjacent to our Harbor Steps apartment property in downtown Seattle for potential redevelopment.

Equity Residential

First Quarter 2011 vs. First Quarter 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 112,363 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q1 2011	$447,947	$168,239	$279,708	$1,400	95.0%	11.6%
Q1 2010	$430,673	$170,021	$260,652	$1,352	94.6%	11.8%

Change	$17,274	$(1,782)	$19,056	$48	0.4%	(0.2%)

Change	4.0%	(1.0%)	7.3%	3.6%

First Quarter 2011 vs. Fourth Quarter 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 117,472 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q1 2011	$ 479,637	$ 181,855	$ 297,782	$ 1,434	95.0%	11.5%
Q4 2010	$ 473,489	$ 171,575	$ 301,914	$ 1,422	94.6%	12.9%

Change	$ 6,148	$ 10,280	$ (4,132)	$ 12	0.4%	(1.4%)

Change	1.3%	6.0%	(1.4%)	0.8%

(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 24 for reconciliations from operating income.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
First Quarter 2011 vs. First Quarter 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q1 2011	Q1 2011	Q1 2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	9,107	10.9%	$1,749	95.2%	6.4%	(1.9%)	11.0%	5.9%	0.4%
2	South Florida	12,465	10.1%	1,318	94.8%	4.0%	(1.2%)	7.6%	4.1%	(0.1%)
3	New York Metro Area	5,887	9.2%	2,674	95.4%	4.8%	3.5%	5.7%	4.7%	0.0%
4	Los Angeles	7,463	8.5%	1,697	94.8%	1.5%	(4.7%)	5.0%	1.4%	0.1%
5	Boston	5,521	7.6%	2,188	95.3%	4.8%	1.3%	7.2%	3.8%	1.0%
6	Seattle/Tacoma	8,385	6.8%	1,328	93.8%	4.6%	(0.6%)	8.2%	3.8%	0.7%
7	San Francisco Bay Area	5,512	6.2%	1,717	95.7%	4.1%	(1.4%)	7.5%	3.5%	0.6%
8	Denver	7,759	5.6%	1,055	95.0%	5.1%	(0.7%)	8.2%	5.2%	(0.1%)
9	Phoenix	10,405	5.6%	861	95.4%	4.5%	(4.2%)	10.9%	3.0%	1.3%
10	Orlando	8,042	4.9%	989	95.0%	3.4%	(0.3%)	5.9%	2.5%	0.8%
11	San Diego	4,103	4.6%	1,666	94.8%	1.6%	2.2%	1.3%	1.6%	0.0%
12	Suburban Maryland	4,203	3.8%	1,363	94.4%	4.4%	(8.0%)	12.7%	3.9%	0.4%
13	Orange County, CA	3,307	3.5%	1,521	95.2%	2.1%	0.2%	3.0%	1.7%	0.5%
14	Inland Empire, CA	3,639	3.4%	1,371	95.1%	3.1%	(2.7%)	6.2%	2.7%	0.4%
15	Atlanta	5,509	3.1%	971	95.6%	1.7%	(4.2%)	6.5%	1.9%	(0.2%)
16	All Other Markets	11,056	6.2%	980	95.1%	4.1%	0.0%	7.5%	3.4%	0.6%

	Total	112,363	100.0%	$1,400	95.0%	4.0%	(1.0%)	7.3%	3.6%	0.4%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
First Quarter 2011 vs. Fourth Quarter 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q1 2011	Q1 2011	Q1 2011
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	7,277	11.4%	$2,928	95.3%	1.7%	8.4%	(3.1%)	1.2%	0.4%
2	DC Northern Virginia	9,834	11.4%	1,802	95.1%	1.1%	11.9%	(3.5%)	1.2%	(0.1%)
3	South Florida	12,465	9.5%	1,318	94.8%	2.2%	5.5%	0.2%	1.3%	0.8%
4	Los Angeles	7,871	8.4%	1,699	94.8%	(0.2%)	(1.4%)	0.5%	(0.1%)	(0.1%)
5	Boston	5,521	7.1%	2,188	95.3%	0.8%	10.5%	(4.5%)	1.2%	(0.4%)
6	Seattle/Tacoma	9,272	7.0%	1,318	93.9%	1.4%	5.1%	(0.8%)	0.5%	0.8%
7	San Francisco Bay Area	6,056	6.3%	1,705	95.6%	1.9%	7.3%	(0.9%)	0.8%	1.1%
8	Denver	7,967	5.4%	1,048	95.0%	0.3%	0.5%	0.2%	0.2%	0.0%
9	Phoenix	10,405	5.2%	861	95.4%	2.5%	3.4%	1.9%	1.5%	0.9%
10	Orlando	8,042	4.6%	989	95.0%	2.9%	8.6%	(0.5%)	2.0%	0.9%
11	San Diego	4,284	4.5%	1,675	94.7%	0.1%	2.8%	(1.3%)	0.1%	(0.1%)
12	Suburban Maryland	4,203	3.5%	1,363	94.4%	0.9%	5.8%	(1.6%)	1.0%	(0.1%)
13	Orange County, CA	3,307	3.3%	1,521	95.2%	0.7%	0.5%	0.8%	0.3%	0.4%
14	Inland Empire, CA	3,639	3.2%	1,371	95.1%	0.8%	2.3%	0.1%	0.5%	0.3%
15	Atlanta	5,713	3.1%	967	95.6%	0.8%	6.6%	(3.1%)	0.9%	(0.1%)
16	All Other Markets	11,616	6.1%	972	95.2%	1.7%	6.7%	(1.9%)	1.0%	0.7%

	Total	117,472	100.0%	$1,434	95.0%	1.3%	6.0%	(1.4%)	0.8%	0.4%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

First Quarter 2011 vs. First Quarter 2010
Same Store Operating Expenses
$ in thousands - 112,363 Same Store Apartment Units

					% of Actual
					Q1 2011
	Actual	Actual	$	%	Operating
	Q1 2011	Q1 2010	Change	Change	Expenses

Real estate taxes	$ 44,613	$ 44,445	$ 168	0.4%	26.5%
On-site payroll (1)	39,757	40,453	(696)	(1.7%)	23.6%
Utilities (2)	28,285	27,752	533	1.9%	16.8%
Repairs and maintenance (3)	23,501	25,034	(1,533)	(6.1%)	14.0%
Property management costs (4)	18,097	17,227	870	5.1%	10.8%
Insurance	5,256	5,571	(315)	(5.7%)	3.1%
Leasing and advertising	3,218	3,802	(584)	(15.4%)	1.9%
Other on-site operating expenses (5)	5,512	5,737	(225)	(3.9%)	3.3%

Same store operating expenses	$ 168,239	$ 170,021	$ (1,782)	(1.0%)	100.0%

(1) On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2) Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3) Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4) Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5) Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of March 31, 2011
(Amounts in thousands)

				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$4,583,545	47.4%	4.76%	8.1
Unsecured	5,092,967	52.6%	5.08%	4.3

Total	$9,676,512	100.0%	4.93%	6.1

Fixed Rate Debt:
Secured - Conventional	$3,737,865	38.6%	5.60%	6.9
Unsecured - Public/Private	4,284,995	44.3%	5.71%	5.0

Fixed Rate Debt	8,022,860	82.9%	5.66%	5.8

Floating Rate Debt:
Secured - Conventional	251,305	2.6%	2.85%	0.7
Secured - Tax Exempt	594,375	6.2%	0.32%	19.1
Unsecured - Public/Private	807,972	8.3%	1.68%	1.1
Unsecured - Revolving Credit Facility	-	-	-	0.9

Floating Rate Debt	1,653,652	17.1%	1.38%	7.2

Total	$9,676,512	100.0%	4.93%	6.1

(1) Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2011.

Note: The Company capitalized interest of approximately $1.7 million and $4.4 million during the quarters ended March 31, 2011 and 2010, respectively.

Debt Maturity Schedule as of March 31, 2011
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average
	Fixed		Floating				on Fixed	Rates on
Year	Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2011	$694,503	(2)	$685,347	(3)	$1,379,850	14.3%	4.80%	3.03%
2012	779,271		37,676		816,947	8.4%	5.62%	5.55%
2013	269,502		308,489		577,991	6.0%	6.72%	4.88%
2014	562,921		22,007		584,928	6.0%	5.31%	5.24%
2015	358,051		-		358,051	3.7%	6.40%	6.40%
2016	1,192,909		-		1,192,909	12.3%	5.35%	5.35%
2017	1,355,833		456		1,356,289	14.0%	5.87%	5.87%
2018	80,767		44,677		125,444	1.3%	5.72%	4.26%
2019	801,759		20,766		822,525	8.5%	5.49%	5.36%
2020	1,671,836		809		1,672,645	17.3%	5.50%	5.50%
2021+	255,508		533,425		788,933	8.2%	6.62%	2.66%

Total	$8,022,860		$1,653,652		$9,676,512	100.0%	5.60%	4.91%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2011.

(2) Includes $482.5 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3) Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

Equity Residential
Unsecured Debt Summary as of March 31, 2011
(Amounts in thousands)

						Unamortized
	Coupon	Due			Face	Premium/	Net
	Rate	Date			Amount	(Discount)	Balance

Fixed Rate Notes:
	6.625%	03/15/12			$253,858	$(183)	$253,675
	5.500%	10/01/12			222,133	(329)	221,804
	5.200%	04/01/13	(1)		400,000	(237)	399,763
Fair Value Derivative Adjustments			(1)		(300,000)	-	(300,000)
	5.250%	09/15/14			500,000	(213)	499,787
	6.584%	04/13/15			300,000	(441)	299,559
	5.125%	03/15/16			500,000	(264)	499,736
	5.375%	08/01/16			400,000	(989)	399,011
	5.750%	06/15/17			650,000	(3,179)	646,821
	7.125%	10/15/17			150,000	(424)	149,576
	4.750%	07/15/20			600,000	(4,235)	595,765
	7.570%	08/15/26			140,000	-	140,000
	3.850%	08/15/26	(2)		482,545	(3,047)	479,498

					4,298,536	(13,541)	4,284,995

Floating Rate Notes:
		04/01/13	(1)		300,000	-	300,000
Fair Value Derivative Adjustments			(1)		7,972	-	7,972
Term Loan Facility	LIBOR+0.50%	10/05/11	(3	)(4)	500,000	-	500,000

					807,972	-	807,972

Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(3	)(5)	-	-	-

Total Unsecured Debt					$5,106,508	$(13,541)	$5,092,967

(1) Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2) Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3) Facilities are private. All other unsecured debt is public.

(4) Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(5) As of March 31, 2011, there was approximately $1.34 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	March 31,	December 31,
	2011	2010

Total Debt to Adjusted Total Assets (not to exceed 60%)	47.3%	48.5%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	22.4%	23.2%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.56	2.46

Total Unsecured Assets to Unsecured Debt	263.3%	256.0%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of March 31, 2011
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,583,545	47.4%
Unsecured Debt			5,092,967	52.6%

Total Debt			9,676,512	100.0%	35.5%

Common Shares (includes Restricted Shares)	294,522,273	95.5%
Units (includes OP Units and LTIP Units)	13,749,066	4.5%

Total Shares and Units	308,271,339	100.0%
Common Share Price at March 31, 2011	$56.41
			17,389,586	98.9%
Perpetual Preferred Equity (see below)			200,000	1.1%

Total Equity			17,589,586	100.0%	64.5%

Total Market Capitalization			$27,266,098		100.0%

Perpetual Preferred Equity as of March 31, 2011
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	Q111	Q110

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	292,895,122	280,644,744
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,353,331	-
- long-term compensation award shares/units	4,218,062	-

Total Common Shares and Units - diluted (1)	310,466,515	280,644,744

Weighted Average Amounts Outstanding for FFO and Normalized
FFO Purposes:
Common Shares - basic	292,895,122	280,644,744
OP Units - basic	13,353,331	13,804,885

Total Common Shares and OP Units - basic	306,248,453	294,449,629
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	-	397,611
- long-term compensation award shares/units	4,218,062	2,438,875

Total Common Shares and Units - diluted	310,466,515	297,286,115

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	294,522,273	282,404,498
Units (includes OP Units and LTIP Units)	13,749,066	14,070,786

Total Shares and Units	308,271,339	296,475,284

(1) Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation award shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the first quarter ended March 31, 2010.

Equity Residential
Partially Owned Entities as of March 31, 2011
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated
	Development Projects
	Held for
	and/or Under	Completed, Not	Completed
	Development	Stabilized (4)	and Stabilized	Other	Total

Total projects (1)	-	1	3	19	23

Total apartment units (1)	-	490	898	3,440	4,828

Operating information for the quarter ended 3/31/11 (at 100%):
Operating revenue	$-	$2,992	$4,680	$13,949	$21,621
Operating expenses	161	1,093	1,507	4,733	7,494

Net operating (loss) income	(161)	1,899	3,173	9,216	14,127
Depreciation	-	1,897	2,189	3,741	7,827
General and administrative/other	19	2	9	11	41

Operating (loss) income	(180)	-	975	5,464	6,259
Interest and other income	4	-	2	5	11
Other expenses	(124)	-	-	(17)	(141)
Interest:
Expense incurred, net	(234)	(1,528)	(1,389)	(3,882)	(7,033)
Amortization of deferred financing costs	-	(601)	(139)	(102)	(842)

(Loss) income before income and other taxes
and discontinued operations	(534)	(2,129)	(551)	1,468	(1,746)
Income and other tax (expense) benefit	(45)	-	-	(2)	(47)
Net gain on sales of discontinued operations	169	-	-	-	169

Net (loss) income	$(410)	$(2,129)	$(551)	$1,466	$(1,624)

Debt - Secured (2):
EQR Ownership (3)	$18,342	$142,448	$200,765	$162,912	$524,467
Noncontrolling Ownership	-	-	-	52,719	52,719

Total (at 100%)	$18,342	$142,448	$200,765	$215,631	$577,186

(1) Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2) All debt is non-recourse to the Company with the exception of $14.0 million in mortgage debt on one development project.

(3) Represents the Company's current economic ownership interest.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

Note: In 2010, the Company admitted an 80% institutional partner to an entity owning a developable land parcel in Florida in exchange for $11.7 million in cash and retained a 20% equity interest. This land parcel is now unconsolidated. Total project cost is approximately $76.1 million and construction is expected to start in the second quarter of 2011. The Company is responsible for constructing the project and has given certain construction cost overrun guarantees. The Company's remaining funding obligation is currently estimated at approximately $2.3 million.

Equity Residential
Consolidated Development and Lease-Up Projects as of March 31, 2011
(Amounts in thousands except for project and apartment unit amounts)

					Total Book
		No. of	Total	Total	Value Not							Estimated	Estimated
		Apartment	Capital	Book Value	Placed in		Total		Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service		Debt		Completed	Leased	Occupied	Date	Date

Projects Under Development - Wholly Owned:
500 West 23rd Street (formerly 10 Chelsea) (2)	New York, NY	111	$55,555	$34,783	$34,783		$-		52%	-	-	Q4 2011	Q4 2012
Savoy III	Aurora, CO	168	23,856	8,051	8,051		-		27%	-	-	Q3 2012	Q2 2013
2201 Pershing Drive	Arlington, VA	188	64,242	16,436	16,436		-		4%	-	-	Q3 2012	Q3 2013
Chinatown Gateway	Los Angeles, CA	280	92,920	28,392	28,392		-		1%	-	-	Q3 2013	Q2 2015

Projects Under Development - Wholly Owned		747	236,573	87,662	87,662		-

Projects Under Development		747	236,573	87,662	87,662		-

Completed Not Stabilized - Wholly Owned (3):
Red 160 (formerly Redmond Way)	Redmond, WA	250	84,382	79,480	-		-			95%	92%	Completed	Q2 2011
Westgate	Pasadena, CA	480	160,558	157,212	-		135,000	(4)		93%	90%	Completed	Q2 2011
425 Mass (5)	Washington, D.C.	559	166,750	166,750	-		-			76%	71%	Completed	Q4 2011
Vantage Pointe (5)	San Diego, CA	679	200,000	200,000	-		-			56%	51%	Completed	Q3 2012

Projects Completed Not Stabilized - Wholly Owned		1,968	611,690	603,442	-		135,000

Completed Not Stabilized - Partially Owned (3):
The Brooklyner (formerly 111 Lawrence Street)	Brooklyn, NY	490	272,368	257,462	-		142,448			99%	97%	Completed	Q2 2011

Projects Completed Not Stabilized - Partially Owned		490	272,368	257,462	-		142,448

Projects Completed Not Stabilized		2,458	884,058	860,904	-		277,448

Completed and Stabilized During the Quarter - Wholly Owned:
Reunion at Redmond Ridge	Redmond, WA	321	53,175	53,151	-		-			97%	94%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		321	53,175	53,151	-		-

Projects Completed and Stabilized During the Quarter		321	53,175	53,151	-		-

Total Projects		3,526	$1,173,806	$1,001,717	$87,662	(6)	$277,448

Land Held for Development		N/A	N/A	$211,968	$211,968		$18,342

									Total Capital	Q1 2011
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS									Cost (1)	NOI
Projects Under Development									$236,573	$22
Completed Not Stabilized									884,058	5,921
Completed and Stabilized During the Quarter									53,175	532
Total Development NOI Contribution									$1,173,806	$6,475

(1) Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) 500 West 23rd Street - The land under this development is subject to a long term ground lease.

(3) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(4) Debt is tax-exempt bonds with $12.7 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits – restricted" in the consolidated balance sheets at 3/31/11.

(5) The Company acquired these completed development projects prior to stabilization and has begun/continued lease-up activities.

(6) Total book value not placed in service excludes $9.5 million of construction-in-progress related to the reconstruction of the Prospect Towers garage.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Quarter Ended March 31, 2011
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

	Total		Avg. Per		Avg. Per		Avg. Per		Avg. Per	Building	Avg. Per		Avg. Per			Avg. Per
	Apartment		Apartment		Apartment		Apartment	Replacements	Apartment	Improvements	Apartment		Apartment		Grand	Apartment
	Units (1)	Expense (2)	Unit	Payroll (3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit		Total	Unit

Same Store Properties (6)	112,363	$23,501	$209	$22,658	$202	$46,159	$411	$16,503	$147	$10,329	$92	$26,832	$239	(9)	$72,991	$650

Non-Same Store Properties (7)	10,543	2,302	227	2,381	235	4,683	462	1,054	104	1,743	172	2,797	276		7,480	738

Other (8)	-	390		1,581		1,971		211		51		262			2,233

Total	122,906	$26,193		$26,620		$52,813		$17,768		$12,123		$29,891			$82,704

(1) Total Apartment Units - Excludes 4,805 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2) Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3) Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4) Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $8.9 million spent in Q1 2011 on apartment unit renovations/rehabs (primarily kitchens and baths) on 1,132 apartment units (equating to about $7,900 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2011, the Company expects to spend approximately $41.0 million rehabbing 5,500 apartment units (equating to about $7,500 per apartment unit rehabbed).

(5) Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2010, less properties subsequently sold.

(7) Non-Same Store Properties - Primarily includes all properties acquired during 2010 and 2011, plus any properties in lease-up and not stabilized as of January 1, 2010. Per apartment unit amounts are based on a weighted average of 10,137 apartment units.

(8) Other - Primarily includes expenditures for properties sold during the period.

(9) For 2011, the Company estimates that it will spend approximately $1,200 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Quarter Ended
	March 31,
	2011	2010

REVENUES
Rental income	$5,890	$25,969

Total revenues	5,890	25,969

EXPENSES (1)
Property and maintenance	2,709	7,831
Real estate taxes and insurance	477	2,777
Depreciation	1,395	6,692
General and administrative	9	3

Total expenses	4,590	17,303

Discontinued operating income	1,300	8,666

Interest and other income	44	6
Interest (2):
Expense incurred, net	326	(1,208)
Amortization of deferred financing costs	(51)	(201)
Income and other tax (expense) benefit	(34)	(36)

Discontinued operations	1,585	7,227
Net gain on sales of discontinued operations	123,754	60,036

Discontinued operations, net	$125,339	$67,263

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations

	Normalized
	FFO Reconciliations
	Guidance Q1 2011
	to Actual Q1 2011
	Amounts	Per Share

Guidance Q1 2011 Normalized FFO - Diluted (2) (3)	$ 171,074	$ 0.551
Property NOI	3,702	0.012
Other	431	0.001

Actual Q1 2011 Normalized FFO - Diluted (2) (3)	$ 175,207	$ 0.564

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Quarter Ended March 31,
	2011	2010	Variance

Impairment	$-	$-	$-
Asset impairment and valuation allowances	-	-	-

Property acquisition costs (other expenses)	481	3,337	(2,856)
Write-off of pursuit costs (other expenses)	1,683	1,046	637
Property acquisition costs and write-off of pursuit costs (other expenses)	2,164	4,383	(2,219)

Write-off of unamortized deferred financing costs (interest expense)	118	927	(809)
Non-cash convertible debt discount (interest expense)	1,945	1,945	-
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	2,063	2,872	(809)

Net incremental (gain) loss on sales of condominium units	(395)	(388)	(7)
Income and other tax expense (benefit) - Condo sales	19	21	(2)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(376)	(367)	(9)

Prospect Towers garage insurance proceeds (real estate taxes and insurance)	(1,600)	-	(1,600)
Insurance/litigation settlement proceeds (interest and other income)	-	(2,000)	2,000
Forfeited deposits (interest and other income)	(500)	-	(500)
Other miscellaneous non-comparable items	(2,100)	(2,000)	(100)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$1,751	$4,888	$(3,137)

Note: See page 24 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis.

2011 Normalized FFO Guidance (per share diluted)

	Q2 2011	2011

Expected Normalized FFO (2) (3)	$0.57 to $0.61	$2.40 to $2.50

2011 Same Store Assumptions

Physical occupancy		95.0%
Revenue change		4.0% to 5.0%
Expense change		1.0% to 2.0%
NOI change		5.0% to 7.5%

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2011 Transaction Assumptions

Consolidated rental acquisitions		$1.0 billion
Consolidated rental dispositions		$1.25 billion
Capitalization rate spread		125 basis points

2011 Debt Assumptions (see Note)

Weighted average debt outstanding		$9.6 billion to $9.8 billion
Weighted average interest rate (reduced for capitalized interest)		4.90%
Interest expense		$470.0 million to $480.0 million

2011 Other Guidance Assumptions (see Note)

General and administrative expense		$40.0 million to $42.0 million
Interest and other income		$2.0 million to $3.0 million
Income and other tax expense		$0.5 million to $1.5 million
Weighted average Common Shares and Units - Diluted		312.6 million

Note: All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit and property acquisition costs, are not included in the estimates provided on this page. See page 24 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 5, 22 and 23

			Expected	Expected
	Expected Q1 2011		Q2 2011	2011
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (5)	$100,247	$0.324	$0.97 to $1.01	$1.82 to $1.92
Add: Expected depreciation expense	170,084	0.548	0.56	2.23
Less: Expected net gain on sales (5)	(103,170)	(0.333)	(0.97)	(1.70)

Expected FFO - Diluted (1) (3)	167,161	0.539	0.56 to 0.60	2.35 to 2.45

Asset impairment and valuation allowances	-	-	-	-
Property acquisition costs and write-off of pursuit costs (other expenses)	2,500	0.008	0.01	0.04
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	2,043	0.006	0.01	0.03
(Gains) losses on sales of non-operating assets, net of income and other
tax expense (benefit)	(630)	(0.002)	(0.01)	(0.01)
Other miscellaneous non-comparable items	-	-	-	(0.01)

Expected Normalized FFO - Diluted (2) (3)	$171,074	$0.551	$0.57 to $0.61	$2.40 to $2.50

Definitions and Footnotes for Pages 5, 22 and 23

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.

(2) Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:

  the impact of any expenses relating to asset impairment and valuation allowances;
  property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
  gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
  gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
  other miscellaneous non-comparable items.

(3) The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4) FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(5) Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 9

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the First Quarter 2011 Same Store Properties:

	Quarter Ended March 31,
	2011	2010

Operating income	$133,510	$110,008
Adjustments:
Non-same store operating results	(32,347)	(5,655)
Fee and asset management revenue	(1,806)	(2,422)
Fee and asset management expense	948	1,958
Depreciation	167,968	146,042
General and administrative	11,435	10,721

Same store NOI	$279,708	$260,652

CONTACT:
Equity Residential
Marty McKenna, (312) 928-1901